Exhibit 99.1
For More Information:
Investor contact: Barbara Bolens 414-438-6940
Media contact: Carole Herbstreit 414-438-6882
Brady Corporation reports earnings for fiscal 2009 fourth quarter and year end
MILWAUKEE (September 11, 2009)—Brady Corporation (NYSE:BRC) today reported results for its fiscal 2009 fourth quarter and fiscal year ended July 31, 2009.
     Sales in the fiscal 2009 fourth quarter were $287.2 million compared to $396.8 million in the fourth quarter of fiscal 2008. Organic sales declined 23 percent, acquisition growth was flat, and foreign currency translation reduced sales by 5 percent. Regionally, organic sales were down 25 percent in Europe, 24 percent in the Americas, and 15 percent in Asia/Pacific.
     Net income for the fiscal 2009 fourth quarter was $19.2 million or $0.37 per diluted Class A Common share, compared to $34.8 million or $0.64 per share in the fourth quarter of fiscal 2008. Results included cost-reduction charges of $3.4 million after tax in the quarter or $0.06 per share.
     Brady’s fiscal 2009 net sales were $1.209 billion compared to $1.523 billion in sales in fiscal 2008. Organic sales were down 16 percent, acquisitions added 1 percent to sales results, and foreign currency translation reduced sales by 5 percent. Net income for fiscal 2009, including after-tax restructuring charges of $20.2 million or $0.38 per share, was $70.1 million or $1.33 per share compared to $132.2 million or $2.41 per share in fiscal 2008.
     “After a strong first quarter, the global economic downturn caused a 27 percent drop in our sales over the balance of the year. Despite this, we were able to earn $90 million in net income excluding restructuring charges and generate $126 million in cash flow from operations,” said Brady President and CEO Frank M. Jaehnert. “In the second quarter, we took quick and aggressive actions to adjust our cost structure, including a more than 20 percent workforce reduction. We also continued to invest for our future and position the company for growth going forward by focusing on new product development, acquisition strategy, e-business opportunities and continued productivity improvement initiatives like the Brady Business Performance System. We believe that these strategic investments along with our reduced cost structure position us well for the current economic climate as well as for future economic recovery.”

     “We expect that the challenges of the global recession will continue into at least the first half of fiscal 2010. As a result, we expect current fiscal year net income to be between $85 and 95 million and earnings per diluted share of between $1.60 and $1.80. This guidance is based on current exchange rates and assumes that sales will continue at or near current levels through the first half of our fiscal year, followed by modest growth in the second half of the year, resulting in a greater increase in earnings in the second half due to our reduced cost structure,” said Brady Chief Financial Officer Thomas J. Felmer. “Our guidance also excludes additional expected aftertax restructuring charges of approximately $11 million ($15 million pretax) or $0.21 per share, which will result in annualized aftertax savings of $11 million ($15 million pretax), with $7 million ($10 million pretax) in savings in the second half of fiscal 2010 and the balance in fiscal 2011.
     “Fiscal 2009 restructuring and other cost-related actions resulted in approximately $100 million in cost reductions, $60 million of which is expected to carry through fiscal 2010, with the remaining costs expected to return starting in the first quarter. We also expect capital expenditures in fiscal 2010 of approximately $25 million, with depreciation and amortization consistent with fiscal 2009 levels.”
     A Webcast regarding fiscal 2009 results will be available at www.investor.bradycorp.com beginning at 9:30 a.m. Central Daylight Time today.
     Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Its products include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has more than 500,000 customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs approximately 7,000 people at operations in the Americas, Europe and Asia/Pacific. More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to retain significant contracts and customers; future competition; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; interruptions to sources of supply; environmental, health and safety compliance costs and liabilities; Brady’s ability to realize cost savings from operating initiatives; Brady’s ability to attract and retain key talent; difficulties associated with exports; risks associated with international operations; fluctuations in currency rates versus the US dollar; technology changes; potential write-offs of Brady’s substantial intangible assets; risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part II of Brady’s Annual Report on Form 10-K for the period ended July 31, 2008. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended July 31,			Twelve Months Ended July 31,
			Percentage			Percentage
	2009	2008	Change	2009	2008	Change
Net sales	$287,203	$396,849	-27.6%	$1,208,702	$1,523,016	-20.6%
Cost of products sold	151,081	204,920	-26.3%	631,119	778,821	-19.0%

Gross margin	136,122	191,929	-29.1%	577,583	744,195	-22.4%

Operating expenses:
Research and development	8,856	11,284	-21.5%	34,181	40,607	-15.8%
Selling, general and administrative	94,404	126,325	-25.3%	397,180	495,904	-19.9%
Restructuring charges	2,573	—	—	25,849	—	—

Total operating expenses	105,833	137,609	-23.1%	457,210	536,511	-14.8%

Operating income	30,289	54,320	-44.2%	120,373	207,684	-42.0%

Other income and (expense):
Investment and other income	657	1,581	-58.4%	1,800	4,888	-63.2%
Interest expense	(5,919)	(5,956)	-0.6%	(24,901)	(26,385)	-5.6%

Income before income taxes	25,027	49,945	-49.9%	97,272	186,187	-47.8%

Income taxes (2009 Q4 Restructuring — $1.6 million)	5,825	15,170	-61.6%	27,150	53,999	-49.7%

Net income	$19,202	$34,775	-44.8%	$70,122	$132,188	-47.0%

Per Class A Nonvoting Common Share:
Basic net income	$0.37	$0.65	-43.1%	$1.33	$2.45	-45.7%
Diluted net income	$0.37	$0.64	-42.2%	$1.33	$2.41	-44.8%
Dividends	$0.17	$0.15	13.3%	$0.68	$0.60	13.3%

Per Class B Voting Common Share:
Basic net income	$0.37	$0.65	-43.1%	$1.32	$2.43	-45.7%
Diluted net income	$0.37	$0.64	-42.2%	$1.31	$2.39	-45.2%
Dividends	$0.17	$0.15	13.3%	$0.66	$0.58	13.8%

Weighted average common shares outstanding (in Thousands):
Basic	52,308	53,790		52,559	54,168
Diluted	52,583	54,514		52,866	54,873

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(Unaudited)
	July 31, 2009	July 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$188,156	$258,355
Accounts receivable, less allowance for losses ($7,931 and $10,059, respectively)	191,189	262,461
Inventories:
Finished products	53,244	75,665
Work-in-process	13,159	21,187
Raw materials and supplies	27,405	37,767

Total inventories	93,808	134,619
Prepaid expenses and other current assets	36,274	43,650

Total current assets	509,427	699,085

Other assets:
Goodwill	751,173	789,107
Other intangible assets, net	115,754	144,791
Deferred income taxes	36,374	25,943
Other	18,551	21,381

Total other assets	921,852	981,222

Property, plant and equipment:
Cost:
Land	6,335	6,490
Buildings and improvements	96,968	98,646
Machinery and equipment	283,301	282,232
Construction in progress	7,869	6,040

	394,473	393,408

Less accumulated depreciation	242,485	223,202

Net property, plant and equipment	151,988	170,206

Total	$1,583,267	$1,850,513

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable	$83,793	$118,209
Wages and amounts withheld from employees	36,313	82,354
Taxes, other than income taxes	6,262	10,234
Accrued income taxes	5,964	21,523
Other current liabilities	45,247	54,810
Current maturities on long-term debt	44,893	21,431

Total current liabilities	222,472	308,561

Long-term obligations, less current maturities	346,457	457,143

Other liabilities	63,246	63,001

Total liabilities	632,175	828,705

Stockholders’ investment:
Common stock:
Class A nonvoting common stock — Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 48,780,560 and 50,005,296 shares, respectively	513	513

Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	298,466	292,769
Income retained in the business	673,342	639,059
Treasury stock - 2,270,927 and 1,046,191 shares, respectively of Class A nonvoting common stock, at cost	(69,823)	(33,234)
Accumulated other comprehensive income	53,051	128,161
Other	(4,492)	(5,495)

Total stockholders’ investment	951,092	1,021,808

Total	$1,583,267	$1,850,513

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited)
	Twelve Months Ended
	July 31,
	2009		2008	2007
Operating activities:
Net income		$70,122	$132,188	$109,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		54,851	60,587	53,856
Deferred income taxes		(8,640)	(1,501)	70
Loss (gain) on disposal of property, plant & equipment		383	1,672	13
Non-cash portion of stock-based compensation expense		7,731	10,228	6,907
Non-cash portion of restructuring charges		2,469	—	—
Changes in operating assets and liabilities (net of effects of business acquisitions):
Accounts receivable		53,389	(3,704)	(17,021)
Inventories		34,749	16,224	(12,323)
Prepaid expenses and other assets		(2,423)	(629)	(13,307)
Accounts payable and accrued liabilities		(78,684)	18,641	8,058
Income taxes		(9,673)	(8,492)	(6,821)
Other liabilities		2,371	340	7,198

Net cash provided by operating activities		126,645	225,554	136,018

Investing activities:
Acquisition of businesses, net of cash acquired		—	(29,346)	(159,475)
Payments of contingent consideration		(1,405)	(5,798)	(10,906)
Purchases of short-term investments		—	(10,350)	(68,100)
Sales of short-term investments		—	29,550	60,400
Purchases of property, plant and equipment		(24,027)	(26,407)	(51,940)
Purchase price adjustment		3,514
Net settlement of foreign currency contract		—
Proceeds from sale of property, plant and equipment		796	880	2,166
Other		2,078	2,263	(9,184)

Net cash used in investing activities		(19,044)	(39,208)	(237,039)

Financing activities:
Payment of dividends		(35,839)	(32,464)	(30,141)
Proceeds from issuance of common stock		1,683	14,500	6,829
Principal payments on debt		(87,224)	(39,443)	(110,870)
Proceeds from issuance of debt		—	18,000	259,300
Purchase of treasury stock		(40,267)	(42,175)	—
Excess income tax benefit from the exercise of stock options & deferred comp		1,336	4,638	4,303

Net (used in) provided by financing activities		(160,311)	(76,944)	129,421
Effect of exchange rate changes on cash		(17,489)	6,107	1,438

Net (decrease) increase in cash and cash equivalents		(70,199)	115,509	29,838
Cash and cash equivalents, beginning of period		258,355	142,846	113,008

Cash and cash equivalents, end of period		188,156	258,355	142,846

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest		$21,899	26,308	$19,842
Income taxes, net of refunds		32,995	51,834	49,233

Acquisitions:
Fair value of assets acquired, net of cash		$—	21,508	$87,398
Liabilities assumed		—	(9,038)	(33,248)
Goodwill		—	16,876	105,325

Net cash paid for acquisitions	$		29,346	$159,475

Information by regional segment for the three and twelve months ended July 31, 2009 and 2008 is as follows:

					Corporate and	Total
(in thousands)	Americas	Europe	Asia-Pacific	Total Region	Eliminations	Company
SALES TO EXTERNAL CUSTOMERS
Three months ended:
July 31, 2009	$124,867	$86,567	$75,769	$287,203	—	$287,203
July 31, 2008	169,303	131,765	95,781	396,849	—	396,849
July 31, 2007	169,063	114,037	79,665	362,765	—	362,765

Twelve months ended:
July 31, 2009	$534,440	$367,156	$307,106	$1,208,702	—	$1,208,702
July 31, 2008	667,106	496,715	359,195	1,523,016	—	1,523,016
July 31, 2007	609,855	416,514	336,262	1,362,631	—	1,362,631

SALES GROWTH INFORMATION
Three months ended July 31, 2009:
Base	-24.5%	-25.0%	-15.0%	-22.4%	—	-22.4%
Currency	-1.7%	-9.3%	-5.9%	-5.3%	—	-5.3%
Acquisitions	0.0%	0.0%	0.0%	0.0%	—	0.0%
Total	-26.2%	-34.3%	-20.9%	-27.7%	—	-27.7%

Twelve months ended July 31, 2009:
Base	-18.5%	-18.1%	-10.3%	-16.4%	—	-16.4%
Currency	-1.7%	-9.4%	-4.2%	-4.8%	—	-4.8%
Acquisitions	0.3%	1.4%	0.0%	0.6%	—	0.6%
Total	-19.9%	-26.1%	-14.5%	-20.6%	—	-20.6%

SEGMENT PROFIT (LOSS)
Three months ended:
July 31, 2009	$28,300	$22,018	$9,072	$59,390	$(1,320)	58,070
July 31, 2008	$41,212	$38,214	$15,129	$94,555	$(2,648)	91,907
Percentage increase (decrease)	-31.3%	-42.4%	-40.0%	-37.2%	-50.2%	-36.8%

Twelve months ended:
July 31, 2009	$114,404	$99,875	$42,575	$256,854	$(7,952)	$248,902
July 31, 2008	$157,523	$135,426	$58,234	$351,183	$(9,048)	$342,135
Percentage increase (decrease)	-27.4%	-26.3%	-26.9%	-26.9%	-12.1%	-27.3%
NET INCOME RECONCILIATION (in thousands)

	Three months ended:		Twelve months ended:
	July 31, 2009	July 31, 2008	July 31, 2009	July 31, 2008
Total profit for reportable segments	$59,390	$94,555	$256,854	$351,183
Corporate and eliminations	(1,320)	$(2,648)	$(7,952)	$(9,048)
Unallocated amounts:
Administrative costs	(25,208)	(37,587)	(102,680)	(134,451)
Restructuring costs	(2,573)		(25,849)
Investment and other income	657	1,581	1,800	4,888
Interest expense	(5,919)	(5,956)	(24,901)	(26,385)
Income before income taxes	25,027	49,945	$97,272	186,187
Income taxes (2009 Q4 Restructuring — $1.6 million)	(5,825)	(15,170)	(27,150)	(53,999)
Net income	$19,202	$34,775	$70,122	$132,188

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

	Fiscal 2008
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$36,370	$26,690	$34,353	$34,775	$132,188
Interest expense	6,720	6,747	6,962	5,956	26,385
Income taxes	15,366	11,276	12,187	15,170	53,999
Depreciation and amortization	14,168	15,501	16,013	14,905	60,587

EBITDA (non-GAAP measure)	$72,624	$60,214	$69,515	$70,806	$273,159

	Fiscal 2009
	Q1	Q2	Q3	Q4	Total

EBITDA (1)
Net income	$37,110	$(4,150)	$17,960	$19,202	$70,122
Interest expense	6,361	6,314	6,307	5,919	24,901
Income taxes	14,575	756	5,994	5,825	27,150
Depreciation and amortization	13,712	13,481	13,479	14,179	54,851

EBITDA (non-GAAP measure)	$71,758	$16,401	$43,740	$45,125	$177,024

(1)	Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.